Exhibit 99.(11)(a)

200 Clarendon Street 27th Floor Boston, MA 02116-5021 Tel: +1 617 728 7100 Fax: +1 617 426 6567 www.dechert.com

July 23, 2012

Morgan Stanley Focus Growth Fund

522 Fifth Avenue

New York, NY 10036

Re: Opinion of Counsel regarding the Registration Statement filed on Form N-14 under the Securities Act of 1933 (File No. 333-181649)

Ladies and Gentlemen:

We have acted as counsel to Morgan Stanley Focus Growth Fund (“Focus Growth”), a Massachusetts business trust, in connection with Focus Growth’s Registration Statement on Form N-14 (the “Registration Statement”) to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the transfer of substantially all of the assets of Focus Growth Portfolio (“MSIF Focus Growth”), a series of Morgan Stanley Institutional Fund, Inc., a Maryland corporation (the “Company”), to Focus Growth in exchange for the issuance of shares of beneficial interest of Focus Growth (the “Shares”) and the assumption of MSIF Focus Growth’s liabilities by Focus Growth pursuant to the terms of that certain Agreement and Plan of Reorganization, dated June 28, 2012, between Focus Growth and the Company, on behalf of MSIF Focus Growth (the “Agreement”).  The number of Shares to be issued is to be determined as provided in Section 2.3 of the Agreement.

This opinion is being furnished to you at your request in connection with the filing of the Registration Statement.  You have not asked for, and we do not offer, an opinion on any other matter or transaction, including any related to Focus Growth or its organization or operations, MSIF Focus Growth or its organization or operations, the Agreement and the transactions contemplated thereby or any other matter related thereto, except as specifically set forth below.

In connection with the opinions set forth herein, Focus Growth has provided to us originals, copies or facsimile transmissions of, and we have reviewed and relied upon, among other things: a copy of the Registration Statement; a copy of the Agreement; the Amended and Restated By-Laws of Focus Growth dated February 27, 2008 (the “By-Laws”); a copy of the most recent Statement of Additional Information of Focus Growth dated April 30, 2012; and a Certificate of the Secretary of Focus Growth dated July 23, 2012 with respect to certain resolutions of the Board of Trustees and certain other factual matters.  In addition, we have reviewed and relied upon originals or copies, certified or otherwise identified to our satisfaction, of:  the Declaration

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Washington DC    EUROPE  Brussels  Dublin  Frankfurt  London  Luxembourg  Moscow  Munich  Paris    ASIA  Beijing  Hong Kong

of Trust of Focus Growth, as amended, certified by the Secretary of The Commonwealth of Massachusetts; and a Certificate issued by the Secretary of The Commonwealth of Massachusetts dated July 23, 2012 with respect to Focus Growth.  We have assumed that the By-Laws have been duly adopted by the Trustees.

In rendering this opinion we have assumed, without independent verification, (i) the due authority of all individuals signing in representative capacities and the genuineness of signatures, (ii) the authenticity, completeness and continued effectiveness of all documents or copies furnished to us, (iii) that any resolutions provided have been duly adopted by the Trustees, (iv) that the facts contained in the instruments and certificates or statements of public officials, officers and representatives of Focus Growth or MSIF Focus Growth on which we have relied for the purposes of this opinion are true and correct, and (v) that no amendments, agreements, resolutions or actions have been approved, executed or adopted which would limit, supersede or modify the items described above.  We have also examined such documents and questions of law as we have concluded are necessary or appropriate for purposes of the opinions expressed below.  Where documents are referred to in resolutions approved by the Trustees, or in the Registration Statement, we assume such documents are the same as in the most recent form provided to us, whether as an exhibit to the Registration Statement or otherwise.  We have made no other review or investigation of any kind whatsoever, and we have assumed, without independent inquiry, the accuracy of the information set forth in such documents.  When any opinion set forth below relates to the existence or standing of Focus Growth, such opinion is based entirely upon and is limited by the items referred to above, and we understand that the foregoing assumptions, limitations and qualifications are acceptable to you.

Based upon and subject to the foregoing, we are of the opinion that:

1)              Focus Growth has been duly formed and is validly existing as a business trust under the laws of The Commonwealth of Massachusetts; and

2)              the Shares registered under the Securities Act in the Registration Statement when issued in accordance with the terms described in the Registration Statement and the Agreement will be legally issued, fully paid and non-assessable by Focus Growth (except for the potential liability of shareholders described in Focus Growth’s current Statement of Additional Information under the caption “Capital Stock and Other Securities”).

The opinion in paragraph 1 above as to the valid existence of Focus Growth relies entirely upon and is limited by the Certificate of the Secretary of The Commonwealth of Massachusetts described above.

We are members of the bars of The Commonwealth of Massachusetts and the State of New York and express no opinion as to the laws of any jurisdiction other than the federal laws of the United States of America, the laws of The Commonwealth of Massachusetts and the laws of the State of New York.  We express no opinion herein with respect to the effect or applicability of the law of any other jurisdiction.  We express no opinion as to any other matter other than as expressly set forth above and no other opinion is intended or may be inferred herefrom.  The opinions expressed herein are given as of the date hereof and we undertake no obligation and hereby disclaim any obligation to advise you of any change after the date of this opinion pertaining to any matter referred to herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Proxy Statement and Prospectus constituting a part thereof.

Very truly yours,

/s/ Dechert LLP